Aflac Incorporated 2nd Quarter 2013 Form 10-Q
EXHIBIT 10.23

NOTICE OF GRANT OF PERFORMANCE BASED RESTRICTED STOCK AND RESTRICTED STOCK AWARD AGREEMENT	AFLAC INCORPORATED ID: 58-1167100 Worldwide Headquarters 1932 Wynnton Road Columbus, Georgia 31999

«name»	Award Number:	«Number»
«Address1»	Plan:	«Plan»
«Address2»
«Address3»

Effective «Date», you have been granted an award of «Shares» shares of Aflac Incorporated (the Company) common stock. The total value of the Award at the date of issue was «Value».

These award shares are restricted until, the attainment of the performance goal(s) set out below:
Shares        Full Vest
«Shares»    Upon Certification of the 2013-2015 Performance Objective

This performance based restricted stock (PBRS) award will vest in full or in part at such time as certified by the Compensation Committee based upon the successful attainment of a statutory accounting basis risk based capital (RBC) ratio of 425% minimum, 475% target and 600% maximum. For each calendar year, management will earn a PBRS credit of 50% if the minimum RBC ratio is achieved, 100% if the target is attained and 150% if the maximum is attained. The earned PBRS credit for each year will be based on a pro-rata calculation for a RBC ratio between 425% and 475% or between 475% and 600%. If the RBC falls below 425%, no credit will be earned for the year. If the RBC equals or exceeds 600%, 150% credit will be earned for the year. The three year PBRS award percentage will be the arithmetic average of the PBRS credit earned in each of the three calendar years of the performance period. However, the final PBRS award credit will not exceed 100%.

Summary of Award Terms:
These shares of restricted stock will be held in book entry form in the custody of the Company until the restrictions thereon have lapsed. Subject to the restrictions set forth in the Plan and the Restricted Stock Award Agreement relating to this award, you shall possess all incidents of ownership with respect to the Shares, including the right to reinvest dividends with respect to such Shares and to vote such Shares. In accordance with sections 4(a) and 8(e) of the Plan, any dividends paid on the award shares will be reinvested in Company common stock and held as additional restricted shares in the book entry account subject to the same terms and conditions attributable to the original grant (including this provision regarding reinvestment of dividends), until such time as all restrictions have lapsed on the shares with respect to which the original dividends were paid.

By your signature and the Company's signature below, you and the Company agree that this award is granted under and governed by the terms and conditions of the Company's amended and restated 2004 Long-Term Incentive Plan and the Restricted Stock Award Agreement relating to this award, which is attached to and made a part of this document.

by Daniel P. Amos	Date
Aflac Incorporated

«name»	Date